EXHIBIT 10-a-14



          THIS LEASE, made this 9th day of February, 1995, by and between LEROY M. MERRITT, hereinafter called "Landlord," and ACE
HARDWARE CORPORATION, hereinafter called "Tenant."

          WITNESSETH, that in consideration of the rental hereinafter agreed upon and the performance of all the conditions and covenants hereinafter set forth on the part of the Tenant to be performed, the Landlord does hereby lease unto the said Tenant, and the latter does lease from the former the following premises
(hereinafter sometimes called the "premises"):

          BEING those premises outlined in red on the Plat attached hereto as Exhibit A, said premises being located within the building known as 2601-2653 Merchant Drive, Baltimore, MD 21230; 158,485 square feet; for the term of three (3) years, beginning on the first day of April, 1995, and ending on the last day of March, 1998, at and for the annual rental of REDACTED Dollars) payable in advance on the first day of each and every month during the term of this Lease, in equal monthly installments of REDACTED Dollars. Subject also to the renewal option in Section 44. If the term of this Lease shall commence on a date other than the first day of a month, the rental for the period from the date of commencement of the term to the first day of the first full calendar month of the term shall be prorated and shall be payable on the first day of the term; if the term of this Lease shall end on a date other than the last day of a month, the rent for the period from the first day of the last month of the term to the date the term ends shall be prorated and shall be payable on the first day of the last month of the term.

          All rentals shall be paid to Landlord at 2066 Lord
Baltimore Drive, Baltimore, Maryland 21244, or at such other place or to such appointee of the Landlord as the Landlord may from time to time designate in writing.

          This Lease is made subject to the following additional terms, covenants and conditions:

     1. Payment of Rental. Tenant covenants and agrees to pay the rental herein reserved and each installment thereof promptly when and as due, without setoff or deduction whatsoever.

     2. Use. Tenant covenants and agrees to use and occupy the premises solely for the following purposes:

          GENERAL WAREHOUSING, DISTRIBUTION, OFFICE

Tenant agrees to comply with all applicable zoning and other laws and regulations, and provide and install at its own expense any additional equipment or alterations required to comply with all such laws and regulations as required from time to time. Tenant will not permit, allow or cause any public or private auction sales or sheriffs' or constables' sales to be conducted on or from the premises.

     3. Utilities. Tenant agrees to pay as additional rent Tenant's pro rata share of the water rent, sewer service charges and public service electric costs covering the exterior common area lighting chargeable to the total building in which the premises are located, based upon the number of tenants occupying the same, and not based upon the size of the premises in proportion to the total square footage of the building. However, if in Landlord's sole judgment, the water and sewer charges for the premises are substantially higher than normal due to Tenant's water usage, then Tenant agrees that it will, upon written notice from Landlord, install a water meter at Tenant's expense and thereafter pay all water charges for the premises based on such meter readings.
Tenant shall pay all costs of electricity, gas, telephone and other utilities used or consumed on the premises, together with all taxes, levies or other charges on such utilities. If Tenant defaults in payment of any such utilities, charges or taxes, Landlord may, at its option, pay the same for and on Tenant's account, in which event Tenant shall promptly reimburse Landlord therefor.

     4.   Compliance with Laws.

     (a) Tenant covenants and agrees that it will, at its own expense, observe, comply with and execute all laws, orders, rules, requirements and regulations of any and all governmental departments, bodies, bureaus, agencies and officers, and all rules, directions, requirements and recommendations of the local board of fire underwriters and the fire insurance rating organizations having jurisdiction over the area in which the premises are situated, or other bodies or agencies now or hereafter exercising similar functions in the area in which the premises are situated, in any way pertaining to the premises or the use and occupancy thereof. In the event Tenant shall fail or neglect to comply with any of the aforesaid laws, orders, rules, requirements or recommendations, Landlord or its agents may enter the premises and take all such action and do all such work in or to the premises as may be necessary in order to cause compliance with such laws, orders, rules, requirements or recommendations, and Tenant covenants and agrees to reimburse Landlord promptly upon demand for the expense incurred by Landlord in taking such action and performing such work.

          (b) Without limiting the generality of paragraph (a) hereof, regarding any improvements to the existing premises, Tenant shall at all times keep the premises in compliance with the Americans With Disabilities Act and its supporting regulations, and all similar federal, state or local laws, regulations and ordinances. In the event the space or building are required to be modified to comply with ADA requirements, the cost of such requirements shall be the responsibility of the Landlord, provided the requirement is not due to the use of Tenant.
If Landlord's consent would be required for alterations to bring the Premises into compliance, Landlord agrees not to unreasonably withhold its consent.

     5.   Assignment and Subletting.

          (a) Tenant covenants and agrees not to assign this Lease, in whole or in part, nor sublet the premises, or any part or portion thereof, nor grant any license or concession for all or any part thereof, without the prior written consent of the Landlord in each instance first had and obtained. Landlord's consent will not be unreasonably withheld. If such assignment or subletting is permitted, Tenant shall not be relieved from any liability whatsoever under this Lease. In the event that the amount of the rent or other consideration to be paid to the Tenant by any assignee or sublessee is greater than the rent required to be paid by the Tenant to the Landlord pursuant to this Lease, Tenant shall pay to Landlord any such excess as is received by Tenant from such assignee or sublessee. Any consent by Landlord to an assignment or subletting of this Lease shall not constitute a waiver of the necessity of such consent as to any subsequent assignment or subletting. An assignment for the benefit of Tenant's creditors or otherwise by operation of law shall not be effective to transfer or assign Tenant's interest under this Lease unless Landlord shall have first consented thereto in writing.

          (b) In the event this Lease contains a renewal option exercisable by Tenant, Landlord's consent to an assignment or sublease of the premises or any portion thereof during the original Lease term shall be deemed to be conditioned upon the agreement of Tenant and such assignee or sublessee that such renewal right or option shall terminate and be of no further force or effect unless Landlord's consent to such assignment or sublease expressly provides otherwise. Consequently, unless so provided otherwise, any assignment or sublease during the original Lease term shall automatically constitute a termination of the right of Tenant or such assignee or sublessee to exercise any renewal option contained herein.

     6. Loading Capacity. Tenant covenants and agrees not to load the premises beyond its present carrying or loading capacity.

     7. Increase in Landlord's Insurance Rates. The Landlord agrees to maintain insurance on the building throughout the Lease term, sufficient to replace the building in the event of casualty or loss. Tenant will not do, or suffer to be done, anything in or about the premises, or keep or suffer to be kept, anything in or about the premises which will contravene or affect any policy of insurance against loss by fire or other hazards, including, but not limited to, public liability, now existing or which the Landlord may hereafter place thereon, or which will prevent the Landlord from procuring such policies in companies acceptable to Landlord at standard rates. Tenant will, at Tenant's sole expense, take reasonable actions and make any installations or alterations as may be necessary to obtain a reasonable possible reduction in the insurance rates for the premises and the building in which the premises are located (or, if the premises are a part of a building, any increase in the premium of any insurance on said entire building) caused by the occupancy of Tenant, the nature of the business carried on by Tenant in the premises, or otherwise resulting from any act of Tenant, its agents, servants, employees or customers, or anything done or suffered to be done by Tenant, its agents, servants, employees or customers. However, Tenant may elect to pay the cost of such insurance increase rather than pay for the alteration to the premises.

     8.   Insurance - Indemnity.

          (a) Tenant covenants and agrees that from and after the date of delivery of the premises from Landlord to Tenant, Tenant will carry and maintain, at its sole cost and expense and in the amounts specified and in the form hereinafter provided, the following types of insurance:

               (i) Public Liability and Property Damage. General Public Liability Insurance covering the premises and Tenant's use thereof against claims for personal injury or death and property damage occurring upon, in or about the premises, such insurance to afford protection to the limit of not less than $2,000,000 arising out of any one occurrence, and against property damage to afford protection to the limit of not less than $2,000,000; or such insurance may be for a combined single limit of $2,000,000 per occurrence. The insurance coverage required under this Section 8(a)(i) shall, in addition, extend to any liability of Tenant arising out of Tenant's indemnities hereinafter provided, as well as Independent Contractors' Liability, Products/Completed Operations Liability, Personal Injury Liability and Contractual Liability.

               (ii) Tenant Improvements and Property. Insurance covering all leasehold improvements and other improvements installed by Tenant upon the premises, trade fixtures and personal property from time to time in, on or upon the premises and any alterations, improvements, additions or changes made by Tenant thereto in an amount not less than one hundred percent (100%) of their full replacement cost from time to time during the Lease term, providing protection against perils included within the standard Maryland form of fire and extended coverage insurance policy, together with insurance against sprinkler leakage or other sprinkler damage, vandalism and malicious mischief. Any policy proceeds from such insurance, so long as this Lease shall remain in effect, shall be held in trust by Tenant's insurance company first for the repair, reconstruction, restoration or replacement of the property damaged or destroyed.

          (b) All policies of insurance to be provided by Tenant shall be issued in form acceptable to Landlord by insurance companies with general policyholder's rating of not less than B++ and a financial rating of B++ as rated in the most current available "Best's" Insurance Reports, and qualified to do business in Maryland. Each such policy shall be issued in the names of Landlord and Tenant. Said policies shall be for the mutual and joint benefit and protection of each of said parties and executed copies of each such policy of insurance or a certificate thereof shall be delivered to Landlord within ten (10) days after delivery of possession of the premises to Tenant and thereafter at least fifteen (15) days prior to the expiration of each such policy. As often as any such policy shall expire or terminate, renewal or additional policies shall be procured and maintained by Tenant in like manner and to like extent. All such policies of insurance shall contain a provision that the company writing said policy will give to Landlord at least thirty (30) days' notice in writing in advance of any cancellations, or lapse, or the effective date of any reduction in the amounts of insurance. In the event Tenant shall fail to promptly furnish any insurance herein required, Landlord may effect the same for a period not exceeding one (1) year and Tenant shall promptly reimburse Landlord upon demand, as additional rent, the premium so paid by Landlord. If, upon Tenant's failure, rather than purchase separate insurance coverage, Landlord chooses to include Tenant's coverage under Landlord's insurance policies, then Tenant shall promptly reimburse Landlord upon demand, as additional rent, the greater of the increase in Landlord's premium resulting therefrom or One Thousand Dollars ($1,000.00). All such public liability, property damage and other casualty policies shall be written as primary policies which do not contribute to and are not in excess of coverage which Landlord may carry. All such public liability and property damage policies shall contain a provision that Landlord shall nevertheless be entitled to recover under said policies for any loss occasioned to it, its servants, agents and employees by reason of the negligence of Tenant or any other named assured. Any insurance provided for may be affected by a policy or policies of blanket insurance, covering additional items or locations; provided, however, that (i) Landlord shall be named as an additional assured thereunder as its interests may appear; (ii) the coverage afforded Landlord will not be reduced or diminished by reason of the use of such blanket policy of insurance; (iii) any such policy or policies (except any covering the risks referred to in paragraph [i]), shall specify therein (or Tenant shall furnish Landlord with a written statement from the insurers under such policy specifying) the amount of the total insurance allocated to the "Tenant Improvements and Property" more specifically detailed in paragraph (iii), above; and (iv) the requirements set forth herein are otherwise satisfied. Any insurance policies herein required to be procured by Tenant shall contain an express waiver of any right of subrogation by the insurance company against the Landlord, and all other tenants or occupants of space in the building.

          (c) Tenant shall, and does hereby, indemnify and hold harmless Landlord and any other parties in interest set forth in paragraph (b), above, from and against any and all liabilities, fines, claims, damages and actions, costs and expenses of any kind or nature (including attorneys' fees) and of anyone whatsoever (i) relating to or arising from the use and occupancy of the premises;
(ii) due to or arising out of any mechanic's lien filed against the building, or any part thereof, for labor performed or for materials furnished or claimed to be furnished to Tenant, or (iii) due to or arising out of any breach, violation or nonperformance of any covenant, condition or agreement in this Lease set forth and contained on the part of Tenant to be fulfilled, kept, observed or performed, unless such damage or injury shall be occasioned by the negligence or willful act or omission of the Landlord, in which event, Landlord shall indemnify and hold harmless Tenant to the extent of such negligence or willful act or omission. Notwithstanding the foregoing, Tenant shall at all times remain liable for, and indemnify and hold harmless Landlord as aforesaid against, any damage or injury arising from perils against which Tenant is required by this Lease to insure, regardless of the negligence or willful act or omissions of others.

     9.   Alterations.   Tenant shall not make any alterations to
the premises, or any part thereof, without prior written consent of Landlord in each instance first had and obtained. If Tenant shall desire to make such alterations, plans for the same shall first be submitted to and approved by Landlord, and all work and installations shall be performed by Tenant at its own expense in accordance with approved plans. Tenant agrees that all such work shall be done in a good and workmanlike manner, that the structural integrity of the building shall not be impaired, and that no liens shall attach to the premises by reason thereof. Tenant agrees to obtain, at Tenant's expense, all permits required for such alterations.

     10.   Ownership of Alterations.   Unless Landlord shall elect
that all or part of any alteration made by Tenant to the premises (including any alteration consented to by Landlord pursuant to paragraph 9 hereof) shall remain on the premises after the termination of this Lease, the premises shall be restored to their original condition by Tenant before the expiration of this Lease at Tenant's sole expense. Upon such election by Landlord, any such alterations, improvements, betterments or mechanical equipment, including but not limited to, heating and air conditioning systems, shall become the property of Landlord as soon as they are affixed to the premises, and all right, title and interest thereof of Tenant shall immediately cease, unless otherwise agreed to in writing by Landlord. Tenant shall promptly pay any franchise, minor privilege or other tax or assessment resulting directly or indirectly from any alterations or improvements made by Tenant to the premises. Tenant shall repair promptly, at its own expense, any damage to the premises caused by bringing into the premises any property for Tenant's use, or by the installation or removal of such property, regardless of fault or by whom such damage shall be caused.

     11.   Repairs and Maintenance.
          (a) The premises hereby leased are leased to Tenant "as is." Except as herein expressly provided, Landlord shall be under no liability, nor have any obligation to do any work or make any repairs in or to the premises, and any work which may be necessary to outfit the premises for Tenant's occupancy or for the operation of Tenant's business therein is the sole responsibility of Tenant and shall be performed by Tenant at its own cost and expense. Tenant acknowledges that it has fully inspected the premises prior to the execution of this Lease, and Tenant further acknowledges that Landlord has made no warranties or representations with respect to the condition or state of repairs of the premises.

          (b) Tenant will, during the term of this Lease, keep the premises and appurtenances (including windows, doors, plumbing, heating and electrical facilities and installations) in good order and repair and will make all necessary repairs thereof at its own expense, except that Landlord will make all necessary repairs (except painting) to the exterior masonry walls and roof of the premises, after being notified in writing by Tenant of the need for such repairs, and shall have a reasonable time in which to complete such repairs. Tenant agrees to carry a maintenance and/or service agreement or policy on the HVAC system in the demised premises. This agreement or policy shall be carried throughout the term of this Lease and any renewals or extensions hereof. Tenant shall provide Landlord with a copy of such policy or a certificate evidencing such coverage. In the event that the repairs required to be made by Landlord are necessitated as a result of negligence or misuse by Tenant, its agents, servants, employees, licensees or guests, or by any contractor engaged by or on behalf of Tenant, such repairs shall be made by and be paid for by Tenant. Tenant shall also maintain any driveways and parking areas designated for its exclusive use. Tenant will, at the expiration of the term or at the sooner termination thereof by forfeiture or otherwise, deliver up the premises in the same good order and condition as they were at the beginning of tenancy, reasonable wear and tear excepted. Tenant further agrees that it will maintain the premises at its own expense in a clean, orderly and sanitary condition, free of insects, rodents, vermin, and other pests; and that it will not permit undue accumulation of garbage, trash, rubbish or other refuse, but will remove the same at its own expense and will keep such refuse in proper containers within the interior of the premises until called for to be removed. Tenant further agrees that it will not install any additional electrical wiring or plumbing unless it has first obtained Landlord's written consent thereto, and, if such consent is given, Tenant will install the same at its own cost and expense, and Tenant shall obtain, at Tenant's expense, all permits required for such installation.

          (c) In the event Tenant shall not proceed promptly and diligently to make any repairs or perform any obligation imposed upon it by subparagraphs (a) and (b) hereof within forty-eight (48) hours after receiving written notice from Landlord to make such repairs or perform such obligation, then and in such event, Landlord may, at its option, enter the premises and do and per-form the things specified in said notice, without liability on the part of Landlord for any loss or damage resulting from any such action by Landlord, and Tenant agrees to pay promptly upon demand any cost or expense incurred by Landlord in taking such action.

     12.   Tax and Insurance Escalation.

          (a) The premises hereby leased comprise approximately one hundred percent (100%) of Merchant Drive No. 7 and thirty-five and five tenths percent (35.5%) of Merchant Drive Nos. 1-6 of the total land and/or building(s) within which the premises are located. Landlord agrees to provide Tenant with copies of the appropriate tax or insurance bill.

          (b) Tenant covenants and agrees to pay Landlord, as additional rent, one hundred percent (100%) of Merchant Drive
No. 7 and thirty-five and five tenths percent (35.5%) of Merchant Drive Nos. 1-6 of any increase in real estate taxes assessed against the land and/or building(s) in excess of the taxes for the 1995/1996 fiscal year whether as a result of an increase in the tax rate, or the levy, assessment or imposition of any tax on real estate as such not now levied, assessed or imposed, which payment shall be due and payable within fifteen (15) days after Landlord's written demand. The foregoing shall apply to increases in real estate taxes assessed against the land or building(s) generally, and not resulting from improvements placed thereon by Tenant. In the event of any increases in real estate taxes resulting from improvements, alterations or additions made by Tenant, Tenant shall pay the entire amount of said increase. If this Lease shall be in effect for less than a full fiscal year, Tenant shall pay a pro rata share of taxes, based upon the number of months that this Lease is in effect. "Taxes" as used herein shall include, but not by way of limitation, all paving taxes, special paving taxes, Metropolitan District charges, and any and all other benefits or assessments which may be levied on the premises or the land or building(s) in which the same are situate, but shall not include
any income tax on the income or rent payable hereunder.   "Taxes"
shall also include all reasonable expenses incurred by Landlord (including attorneys' fees and costs) in contesting any increase in, or applying for any reduction of, a tax assessment.

          (c) Tenant also covenants and agrees to pay Landlord, as additional rent, one hundred percent (100%) of Merchant Drive
No. 7 and thirty-five and five tenths percent (35.5%) of Merchant Drive Nos. 1-6 of any increase in insurance premiums (as hereinafter defined) in excess of the annualized premiums for the most recent policy period prior to the commencement of this lease, which payment shall be due and payable within fifteen (15) days after Landlord's written demand. As used herein, "insurance premiums" means the total premium cost of all insurance carried by Landlord with respect to the total land and building(s) within which the premises are located, including, but not limited to, all Real Property and Rental Value perils insured against under an "All Risk" insuring agreement, primary General Liability insurance and Umbrella and/or Excess Liability insurance.

     13.   Default.
          (a) Any of the following events shall constitute a default by Tenant:

               (i) If the rent (basic or additional) shall be in arrears, for a period of ten (10) days in whole or in part; or

               (ii) If Tenant shall have failed to perform any other non-rent related term, condition, or covenant of this Lease on its part to be performed for a period of thirty (30) days after notice of such failure from Landlord; or

               (iii) If the premises are vacant, unoccupied or deserted for a period of fifteen (15) days or more at any time during the term; or

               (iv) If Tenant is adjudicated a bankrupt or insolvent by any court of competent jurisdiction, or if any such court enters an order, judgment or decree finally approving any petition against Tenant seeking reorganization, liquidation, dissolution or similar relief or if a receiver, trustee, liquidator or conservator is appointed for all or substantially all of Tenant's assets and such appointment is not vacated within ten (10) days after the appointment, or if Tenant seeks or consents to any of the relief hereinabove enumerated in this subparagraph (iv) or files a voluntary petition in bankruptcy or insolvency or makes an assignment of all or substantially all of its assets for the benefit of creditors or admits in writing of its inability to pay its debts generally as they come due or files Articles of Dissolution, or similar writing indicating its intention to wind up or liquidate its business, with the appropriate authority of the place of its incorporation; or

               (v) If Tenant's leasehold interest under this Lease is sold under execution, attachment or decree of court to satisfy any debt of Tenant, or if any lien (including a mechanic's lien) is filed against Tenant's leasehold interest and is not discharged within ten (10) days thereafter. Tenant may elect to provide Landlord with a bond in the amount of such lien in lieu of having the lien discharged. However, tenant must have any liens discharged prior to Landlord refinancing the building, selling the building or Tenant's lease expiring.

          (b) In the event of default as defined in paragraph (a) hereof, Landlord, in addition to any and all legal and equitable remedies it may have, shall have the following remedies:

               (i) To distrain for any rent or additional rent in default; and

               (ii) At any time after default, without notice, to declare this Lease terminated and enter the premises with or without legal process; and in such event Landlord shall have the benefit of all provisions of law now or hereafter in force respecting the speedy recovery of possession from Tenant's holding over or proceedings in forcible entry and detainer, and Tenant waives any and all provisions for notice under such laws.

          Notwithstanding such reentry and/or termination, Tenant shall immediately be liable to Landlord for the sum of the following: (a) all rent and additional rent then in arrears, without apportionment to the termination date, including Tenant's contribution to taxes under paragraph 12 for the year of termination, whether such termination is before or after July lst of such year; (b) all other liabilities of Tenant and damages sustained by Landlord as a result of Tenant's default, including, but not limited to, the reasonable costs of reletting the premises and any broker's commissions payable as a result thereof; (c) all of Landlord's costs and expenses (including reasonable counsel fees) in connection with such default and recovery of possession;
(d) the difference between the rent reserved under this Lease for the balance of the term and the fair rental value of the premises for the balance of the term to be determined as of the date of reentry; or at Landlord's option in lieu thereof, Tenant shall pay the amount of the rent and additional rent reserved under this Lease at the times herein stipulated for payment of rent and additional rent for the balance of the term, less any amount received by Landlord during such period from others to whom the premises may be rented on such terms and conditions and at such rentals as Landlord, in its sole discretion, shall deem proper; and (e) any other damages recoverable by law. In the event Landlord brings any action against Tenant to enforce compliance by Tenant with any covenant or condition of this Lease, including the covenant to pay rent, and it is judicially determined that Tenant has defaulted in performing or complying with any such covenant or condition, then and in such event, Tenant shall pay to Landlord all costs and expenses incurred by Landlord in bringing and prosecuting such action against Tenant, including a reasonable attorney's fee.

          (c) In the event Tenant fails to pay Landlord any ren-tal payment or other charge due hereunder within ten (10) days from the date on which any such payment was due, Landlord may, at its option, charge Tenant a late charge equal to five percent (5%) of the rental payment or other such charge, which late charge shall be collectible as additional rent and shall be payable by Tenant to Landlord within ten (10) days after written notice from Landlord to Tenant assessing the same. In addition, any such rental payment or other charge which is delinquent for ten (10) days or more, shall bear interest from the date on which same was due at the prime rate of interest then being charged by NationsBank to its most favored commercial customers.

     14.   Damage or Destruction.

          (a) If, during the Lease term, the premises hereby leased are damaged by fire or other casualty, but not to the extent that Tenant is prevented from carrying on business in the premises, Landlord shall promptly cause such damage to be repaired; if such damage renders a substantial portion of the premises untenantable, the rent reserved hereunder (except Tenant's share of any charges for water) shall be reduced during the period of its untenantability proportionately to the amount by which the area so rendered untenantable bears to the entire area leased hereunder, and such reduction shall be apportioned from the date of the casualty to the date when the leased premises are rendered fully tenantable. Notwithstanding the foregoing, in the event such fire or other casualty damages or destroys any of Tenant's leasehold improvements, alterations, betterments, fixtures or equipment, Tenant shall cause the same to be repaired or restored at Tenant's sole cost and expense and Landlord shall have no liability for the restoration or repair thereof.

          (b) If, during the Lease term, the premises or a substantial portion of the building in which the premises is situated are rendered wholly untenantable as the result of fire, the elements, unavoidable accident or other casualty, Landlord shall have the option either to restore the premises to their condition immediately prior to the casualty or to terminate this Lease, such option shall be exercised by Landlord by written notice to Tenant within thirty (30) days after the fire, accident or casualty. In the event of such termination, the rent reserved hereunder shall be adjusted as of the date of the fire, accident or casualty. If Landlord elects to restore the premises, such restoration shall be completed as promptly and reasonably as possible and the rent reserved hereunder shall abate until the premises are again rendered tenantable. In no event will the required improvement take more than one hundred twenty (120) days in which case Tenant's lease may be terminated.

     15. Possession. In case possession of the premises, in whole or in part, cannot be given to Tenant on or before the commencement of the term of this Lease, Landlord agrees to abate the rent proportionately until possession is given to Tenant, and Tenant agrees to accept such pro rata abatement as liquidated damages for the failure to obtain possession on the commencement date herein specified. The parties hereto covenant and agree that if the term of this Lease commences on a date other than the date herein specified, they will, upon the request of either of them, execute an agreement in recordable form setting forth the new commencement and termination dates of the Lease term. Under no circumstances shall Landlord be under any liability for failure to deliver possession of the premises to Tenant on the date herein specified. In the event Landlord's improvements are not completed within one hundred twenty (120) days of the anticipated commencement, Tenant may terminate the Lease.

     16.   Exterior of Premises - Signs.

          (a) Tenant covenants and agrees that it will not place or permit any sign, billboard, marquee, lights, awning, poles, placard, advertising matter, or other thing of any kind, in or about the exterior of the premises or the building in which the premises are situate, nor paint or make any change in, to or on the exterior of said premises to change the uniform architecture, paint or appearance of the building, without in each such instance obtaining the prior written consent of Landlord. In the event such consent is given, Tenant agrees to pay any minor privilege or other tax arising as a result of any such installation immediately when due. Tenant shall obtain, at Tenant's expense, all permits required for such installation. Tenant further agrees to maintain any sign, billboard, marquee, awning, decoration, placard, or advertising matter or other thing of any kind as may be approved by
Landlord in good condition and repair at all times.   Landlord has
attached a copy of Landlord's sign criteria as Exhibit "B".

          (b) Tenant further covenants and agrees not to pile or place anything on the sidewalk, parking lot or other exterior portion of the premises or building or in the front, rear or sides of the building, nor block the sidewalk, parking lot or other exterior portion of the premises or building, nor do anything that directly or indirectly will interfere with any of the rights of ingress or egress or of light from any other tenant, nor do anything which will, in any way, change the uniform and general design of any property of Landlord in which the premises are situate. In the event this Lease covers all or substantially all of an entire building, Tenant agrees to keep all sidewalks, steps and porches free and clear of ice, snow and debris.

     17. Relocation. Landlord reserves the right at its option and at Landlord's sole cost and expense (including all moving expenses of Tenant) to relocate the premises hereby leased to another area within the building or group of buildings in which the premises hereby leased is located provided such new location shall be comparable to the premises hereby leased or to comparable space in another location and provided Landlord gives Tenant thirty (30) days prior written notice of such relocation.

     18. For Rent/Sale Signs. Landlord shall have the right to for six (6) months prior to termination of this Lease, show the premises and all parts thereof to prospective tenants between the hours of 9:00 a.m. and 5:00 p.m. on any day except Sunday or any legal holiday on which Tenant shall not be open for business. Whenever possible, Landlord will provide Tenant with prior written notice.

     19. Water and Other Damage. Landlord shall not be liable for, and Landlord is hereby released and relieved from, all claims and demands of any kind by reason of or resulting from damage or injury to person or property of Tenant or any other party, directly or indirectly caused by (a) dampness, water, rain or snow, in any part of the premises or in any part of any other property of Landlord or of others, and/or (b) falling plaster, steam, gas, electricity, or any leak or break in any part of the premises or from any pipes, appliances or plumbing or from sewers or the street or subsurface or from any other place or any part of any other property of Landlord or of others or in the pipes of the plumbing or heating facilities thereof.

     20. Right of Entry. Landlord and its agents, servants, employees, including any builder or contractor employed by Landlord, shall have the absolute and unconditional right, license and permission, at any and all reasonable times, to enter and inspect the premises or any part thereof, and at the option of Landlord, to make such reasonable repairs and/or changes in the premises as Landlord may deem necessary or proper and/or to enforce
and carry out any provision of this Lease.   Landlord agrees to
enter the premises during normal business hours, and provide prior notice when possible and in non-emergency situations.

     21.   Termination of Term.

          (a) It is agreed that the term of this Lease shall expire and terminate at the end of the original term hereof (or at the expiration of the last renewal term, if this Lease contains a renewal option and the same is properly exercised), without the necessity of any notice by or to any of the parties hereto, unless otherwise provided herein. If Tenant shall occupy the premises after such expiration or termination, it is understood that Tenant shall hold the premises as a tenant from month-to-month, subject to all the other terms and conditions of this Lease, at an amount equal to double the highest monthly rental installment reserved in this Lease. Landlord shall, upon such expiration or termination of this Lease, be entitled to the benefit of all public general or local laws relating to the speedy recovery of possession of lands and tenements held over by Tenants that may be now in force or may hereafter be enacted.

          (b) At the time Tenant surrenders the premises to Landlord, the premises shall be in compliance with all applicable building code requirements insofar as such requirements relate to Tenant's use and occupancy of the premises or to any installations, alterations or improvements made by Tenant thereto.

     22.   Condemnation.

          (a) If, during the term of this Lease, all or a substantial part of the premises shall be taken by or under power of eminent domain, this Lease shall terminate as of, and the rent (basic and additional) shall be apportioned to and abate from and after, the date of taking. Tenant shall have no right to participate in any award or damages for such taking and hereby assigns all of its right, title and interest therein to Landlord. For the purposes of this paragraph, "a substantial part of the premises" shall mean such part that the remainder thereof is rendered inadequate for Tenant's business and that such remainder cannot practicably be repaired and improved so as to be rendered adequate to permit Tenant to carry on its business with substantially the same efficiency as before the taking.

          (b) If, during the Lease term, less than a substantial part of the premises (as hereinabove defined) is taken by or under power of eminent domain, this Lease shall remain in full force and effect according to its terms; and Tenant shall not have the right to participate in any award or damages for such taking and Tenant hereby assigns all of its right, title and interest in and to the award to Landlord. In such event Landlord shall, at its expense, promptly make such repairs and improvements as shall be necessary to make the remainder of the premises adequate to permit Tenant to carry on its business to substantially the same extent and with substantially the same efficiency as before the taking; provided that in no event shall Landlord be required to expend an amount in excess of the award received by Landlord for such taking. If, as a result of such taking, any part of the premises is rendered permanently unusable, the basic annual rent reserved hereunder shall be reduced in such amount as may be fair and reasonable, which amount shall not exceed the proportion which the area so taken or made unusable bears to the total area which was usable by Tenant prior to the taking. If the taking does not render any part of the premises unusable, there shall be no abatement of rent.

          (c) For purposes of this section, "taking" shall include a negotiated sale or lease and transfer of possession to a condemning authority under bona fide threat of condemnation for public use, and Landlord alone shall have the right to negotiate with the condemning authority and conduct and settle all litiga-tion connected with the condemnation. As hereinabove used, the words "award or damages" shall, in the event of such sale or settlement, include the purchase or settlement price.

          (d) Nothing herein shall be deemed to prevent Tenant from claiming and receiving from the condemning authority, if legally payable, compensation for the taking of Tenant's own tangible property and such amount as may be payable by statute or ordinance toward Tenant's damages for Tenant's loss of business, removal and relocation expenses.

     23. Subordination. Tenant covenants and agrees that all of Tenant's rights hereunder are and shall be subject and subordinate to the lien of any first mortgage hereafter placed on the leased premises or any part thereof, except the Tenant's property or trade fixtures, and to any and all renewals, modifications, consolidations, replacements, extensions or substitutions of any first mortgage. Such subordination shall be automatic, without the execution of any further subordination agreement by Tenant. If, however, a written subordination agreement, consistent with this provision, is required by a mortgagee, Tenant agrees to execute,
acknowledge and deliver the same.   Landlord agrees to provide
Tenant with a Lender approved non-disturbance agreement.

     24. Landlord's Right to Perform Tenant's Covenants. If Tenant shall fail to perform any covenant or duty required of it by this Lease or by law, Landlord shall have the right (but not the obligation) to perform the same, and if necessary to enter the premises for such purposes without notice. The reasonable cost thereof to Landlord shall be deemed to be additional rent hereunder payable by Tenant, and Landlord shall have the same rights and remedies with respect to such additional rent as Landlord has with respect to the rental reserved hereunder.

     25.  Attornment.

          (a) If Landlord assigns this Lease or the rents hereunder to a creditor as security for a debt, Tenant shall, after notice of such assignment and upon demand by Landlord or the assignee, pay all sums thereafter becoming due Landlord hereunder both to Landlord and such assignee. Tenant shall also, upon receipt of such notice, have all policies of insurance required hereunder endorsed so as to protect the assignee's interest as it may appear and shall deliver such policies, or certificates thereof, to the assignee.

          (b) If, at any time during the term of this Lease, the Landlord of the leased premises shall be the holder of a leasehold estate covering premises which include the leased premises, and if such leasehold shall terminate or be terminated for any reason, or if, at any time during the term of Lease a mortgage to which this Lease is subordinate shall be foreclosed, Tenant agrees at the election and upon demand of any owner of the premises which include the leased premises, or of any mortgagee in possession thereof, or of any holder of a leasehold thereafter affecting premises which include the leased premises, or of any purchaser at foreclosure, to attorn, from time to time, to any such owner, mortgagee, holder or purchaser upon the terms and conditions set forth herein for the
remainder of the term demised in this Lease.   Provided however,
that Tenant shall not be obligated to attorn unless, if Tenant shall so request in writing, such holder, owner, mortgagee or purchaser shall execute and deliver to Tenant an instrument wherein said holder, owner, mortgagee or purchaser agrees that so long as Tenant performs all the terms, covenants and conditions of this Lease, on Tenant's part to be performed, Tenant's possession under the provisions of this Lease shall not be disturbed by such holder, owner, mortgagee or purchaser.

          (c) The foregoing provisions shall inure to the benefit of any such owner, mortgagee, holder or purchaser and shall apply notwithstanding that this Lease may terminate upon the termination of any such leasehold estate or upon such foreclosure, and shall be self-operative upon any such demand, without requiring any further instrument to give effect to such provisions. Tenant, however upon demand of any such owner, mortgagee, holder or purchaser, agrees to execute, from time to time an instrument in confirmation of the foregoing provisions, satisfactory to any such owner, mortgagee, holder or purchaser, in which Tenant shall acknowledge such attornment and set forth herein and shall apply for the remainder of the term originally demised in this Lease.

     26. Non-Waiver of Future Enforcement. The receipt of rent by Landlord, with knowledge of any breach of this Lease by Tenant or of any default on the part of Tenant in the observance or per-formance of any of the conditions or covenants of this Lease, shall not be deemed to be a waiver of any provisions of this Lease. No failure on the part of Landlord or of the Tenant to enforce any covenant or provision herein contained nor any waiver of any right hereunder by Landlord or Tenant, shall discharge or invalidate such covenant or provision or affect the right of Landlord or Tenant to enforce the same in the event of any subsequent default. The receipt by Landlord of any rent or any sum of money or any other consideration hereunder paid by Tenant after the termination, in any manner, of the term herein demised, or after the giving by Landlord of any notice hereunder to effect such termination, shall not reinstate, continue or extend the term herein demised, or destroy, or in any manner impair the efficacy of any such notice of termination as may have been given hereunder by Landlord to Tenant prior to the receipt of any such sum of money or other consideration, unless so agreed to in writing and signed by Landlord. Neither acceptance of the keys nor any other act or thing done by Landlord or any agent or employee during the term herein demised shall be deemed to be an acceptance of a surrender of said premises, excepting only an agreement in writing signed by Landlord accepting or agreeing to accept such surrender.

     27. Personal Property Taxes. Tenant shall be responsible for and shall pay any taxes or assessments levied or assessed during the term of this Lease against any leasehold interest of Tenant or personal property or trade fixtures of Tenant of any kind, owned by Tenant or placed in, upon or about the premises by Tenant.

     28. Recordation of Lease. Tenant agrees that it will, upon Landlord's request, and Landlord agrees that it will upon Tenant's request, execute a Memorandum of the Lease in a form suitable for recording under applicable Maryland law. The party recording such Memorandum of Lease shall pay all costs of recordation, including transfer taxes and documentary stamp taxes hereon.

     29. Notices. Any notice required by this Lease shall be sent by certified mail or by a recognized overnight delivery service such as Federal Express with a receipt by addressee to Landlord at:
2066 Lord Baltimore Drive, Baltimore, Maryland 21244. Any notice required by this Lease shall be sent by certified mail to Tenant at: 2200 Kensington Court, Oak Brook, Illinois 60521 OR George Harris
(708) 990-6666 Emergency if no other address specified, such notices to Tenant shall be addressed to the leased premises. Either party may, at any time, or from time to time, designate in writing a substitute address for that above set forth, and thereafter all notices to such party shall be sent by certified mail to such substitute address.

     30.  Waiver of Jury Trial.
          THE LANDLORD AND THE TENANT WAIVE ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION, COUNTERCLAIM, OR PROCEEDING BASED UPON, OR RELATED TO, THE SUBJECT MATTER OF THIS LEASE. THIS WAIVER APPLIES TO ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTIONS AND PROCEEDINGS, INCLUDING PARTIES WHO ARE NOT PARTIES TO THIS LEASE. THIS WAIVER IS KNOWINGLY, INTENTIONALLY, AND VOLUNTARILY MADE BY THE TENANT AND THE TENANT ACKNOWLEDGES THAT NEITHER THE LANDLORD, NOR ANY PERSON ACTING ON BEHALF OF THE LANDLORD, HAS MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT. THE TENANT FURTHER ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED (OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS LEASE AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF ITS OWN FREE WILL, IN THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.
THE TENANT FURTHER ACKNOWLEDGES THAT IT HAS READ AND UNDERSTANDS THE MEANING AND RAMIFICATIONS OF THIS WAIVER PROVISION AND AS EVIDENCE OF THIS FACT SIGNS ITS INITIALS.
                                     __________________________
                                     (initials of tenant)

     31.    Severability.
          If any terms, clause or provision of this Lease is declared invalid by a court of competent jurisdiction, the vali-dity of the remainder of this Lease shall not be affected thereby but shall remain in full force and effect.

     32. Non-Waiver. It is understood and agreed that nothing herein shall be construed to be a waiver of any of the terms, covenants or conditions herein contained, unless the same shall be in writing, signed by the party to be charged with such waiver and no waiver of the breach of any covenant herein shall be construed as a waiver of such covenant or any subsequent breach thereof. No mention in this Lease of any specific right or remedy shall preclude Landlord from exercising any other right or from having any other remedy or from maintaining any action to which it may be otherwise entitled either at law or in equity.

     33. Successors and Assigns. Except as herein provided, this Lease and the covenants and conditions herein contained shall inure to the benefit of and be binding upon Tenant, its successors and assigns, and shall inure to the benefit of Tenant and only such assignees of Tenant to whom an assignment by Tenant has been consented to in writing by Landlord. In the event more than one person, firm or corporation is named herein as Tenant, the liability of all parties named herein as Tenant shall be joint and several.
          In the event Landlord's interest under this Lease is transferred or assigned and written notice thereof is given to Tenant, the Landlord herein named (or any subsequent assignee or transferee of Landlord's interest under this Lease who gives such notice to Tenant) shall automatically be relieved and released from and after the date of such transfer or conveyance from all liability hereunder. Further, Tenant specifically agrees to look solely to Landlord's interest in the building for the recovery of any judgment from Landlord, it being agreed that Landlord shall never be personally liable for any such judgment. The provision contained in the foregoing sentence is not intended to, and shall not, limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord or Landlord's successors in interest or any other action not involving the personal liability of Landlord to respond in monetary damages from assets other than Landlord's interest in the building or any suit or action in connection with enforcement or collection of amounts which may become owing or payable under or on account of insurance maintained by Landlord.

     34. Security Deposit. Landlord hereby acknowledges receipt from Tenant of the sum of_______N/A_____________($___N/A____) which sum represents a security deposit for the faithful performance of Tenant's obligations under this Lease.

          Tenant agrees that Landlord shall have the right, but not the obligation, in its sole discretion and without notice to Tenant to apply said security deposit or any portion thereof to cure or remedy any default by Tenant hereunder, including default in payment of rent. If Landlord so applies the security deposit or any portion thereof Tenant shall, upon demand, immediately reimburse Landlord for the portion of the security deposit so applied; and any failure of Tenant to do so within five (5) days after Landlord's demand therefor shall constitute an event of default hereunder. Said sum, if not sooner applied, shall be returned to Tenant, without interest, within thirty (30) days after vacating of the premises by Tenant and termination of this Lease (or upon termination of the last renewal term of this Lease if this Lease contains a renewal and Tenant exercises said option); provided (i) Tenant is not then in default under any of the provisions of this Lease; (ii) there is no damage to the premises beyond ordinary wear and tear and the premises have been left in a clean condition and in good order with all debris, rubbish and trash placed in proper containers; (iii) all keys to the premises have been returned to the Landlord; and (iv) Tenant's forwarding address has been left with Landlord.

          Tenant further agrees that Landlord shall be entitled to commingle said security deposit with its own funds.

          Tenant further agrees that a mortgagee or holder of a deed of trust on the premises hereby leased and/or a mortgagee or trust holder thereof in possession of said premises and/or a purchase of said premises at a foreclosure sale shall not have any liability to Tenant for Tenant's security deposit.

     35. Notices to Mortgagee. Tenant agrees that a copy of any notice of default from Tenant to Landlord shall also be sent to the holder of any mortgage or deed of trust on the premises; provided Tenant has been given written notice of the fact that such mortgage or deed of trust has been made; and Tenant shall allow said mortgagee or holder of the deed of trust a reasonable time, not to exceed ninety (90) days from the receipt of said notice, to cure, or cause to be cured, any such default. If such default cannot reasonably be cured within the time specified herein, then such additional time as may be necessary shall be allowed, provided the curing of such default is commenced and diligently pursued (including, but not limited to, commencement of foreclosure proceedings if necessary to effect such cure) in which event this Lease shall not be terminated while such remedies are being thus diligently pursued.

     36. Estoppel Certificate. Tenant shall, at any time and from time to time during the term of this Lease or any renewal thereof, upon request of Landlord, execute, acknowledge, and deliver to Landlord or its designee, a statement in writing, certifying that this Lease is unmodified and in full force and effect if such is the fact (or if there have been any modifications thereof, that the same is in full force as modified and stating the modifications), the dates to which the rents and other charges have been paid in advance, if any, and any defaults or claimed defaults by Landlord. Any such statement delivered pursuant to this paragraph may be relied upon by any prospective purchaser of the estate of Landlord or by the mortgagee or any assignee of any mortgagee or the trustee or beneficiary of any deed of trust constituting a lien on the premises or upon property in which the premises are situate.

     37.   Environmental Provisions.

      (a) Tenant and its successors and assigns shall use and operate the building, the property and the leased premises, respectively, at all times during the term hereof, under and in compliance with the laws of the State of Maryland and in compliance with all applicable Environmental Legal Requirements. "Environmental Legal Requirements" shall mean any applicable law relating to public health, safety or the environment, including, without limitation, relating to releases, discharges or omissions to air, water, land or groundwater, to the withdrawal or use of groundwater, to the use and handling of polychlorinated biphenyls ("PCB's") or asbestos, or asbestos containing products, to the disposal, treatment, storage or management of solid or other hazardous or harmful wastes or to exposure to toxic, hazardous or other harmful materials (collectively "Hazardous Substances") to the handling, transportation, discharge or release of gaseous or liquid substance and any regulation or final order or directive issues pursuant to such statute or ordinance, in each case applicable to the premises, the building or its operation, construction or modification, including without limitation the following: the Clean Air Act, the Federal Water Pollution Control Act ("FWPCA"), the Safe Drinking Water Act, the Toxic Substances Control Act, the Comprehensive Environmental Response Compensation and Liability Act, as amended by the Solid and Hazardous Waste Amendments of 1984 ("RCRA"), the Occupational Safety and Health Act, the Emergency Planning and Community Right-to-Know Act of 1986, the Solid Waste Disposal Act, and any state statutes addressing similar matters, and any state statute providing for financial responsibility for clean-up or other actions with respect to the release or threatened release of any of the above-referenced substances.

          (b) Tenant hereby indemnifies and saves Landlord harmless from all liabilities and claims arising from the use, storage or placement of any Hazardous Substances upon the premises or elsewhere within the Building or property of Landlord (if brought or placed thereon by Tenant, its agents, employees, contractors or invitees); and Tenant shall (i) within fifteen (15) days after written notice thereof, take or cause to be taken, at its sole expense, such actions as may be necessary to comply with all Environmental Legal Requirements and (ii) within fifteen (15) days after written demand therefor, reimburse Landlord for any amounts expended by Landlord to comply with any Environmental Requirements with respect to the premises or with respect to any other portions of Landlord's Building or property as the result of the placement or storage of Hazardous Substances by Tenant, its agents, employees, contractors or invitees, or in connection with any judicial or administrative investigation or proceeding relating thereto, including, without limitation, reasonable attorneys' fees, fines or other penalty payments.

          (c) For purposes of this provision, Tenant shall be presumptively deemed to have violated the Environmental Legal Requirements if (i) any notice or order is directed to either Landlord or Tenant by any governmental agency, body, or court alleging that such violation has occurred; or (ii) if Landlord obtains and delivers to Tenant a report prepared by an engineer or other party engaged in the business of testing or determining the existence of Hazardous Substances, which report states that there are Hazardous Substances used, stored or placed upon the premises. In the event Tenant is deemed to have violated any of the Environmental Legal Requirements as set forth in the preceding sentence, then Tenant shall have a reasonable period of time to cure such violation, which need not exceed sixty (60) days. If Tenant fails to cure such violation, then Landlord shall have the right and option, after fifteen (15) days prior written notice to Tenant, to terminate this lease by written notice thereof to Tenant, in which event Landlord shall retain all rights and remedies, and Tenant shall be subject to all liabilities, set forth in Article 13 of this lease notwithstanding such termination.

          (d) Tenant hereby grants Landlord, and Landlord's agents and employees (including but not limited to, any engineers or other parties engaged in the testing of Hazardous Substances) the right to enter upon the premises for the purpose of determining whether Tenant, its agents, employees, contractors or invitees, has violated any of the provisions of this Section.

          (e) As of the lease date the premises is in compliance with environmental legal requirements, and the Landlord agrees to indemnify the tenant for any liability for non-compliance or pre-existing conditions that occurred prior to lease commencement.

     38. Captions. The captions of the various sections of this Lease are for convenience only and are not a part of this Lease.
Such captions shall not be construed to define or limit any of the provisions of this Lease.

     39. Lender's Approval. It is understood and agreed that this Lease and the obligations of the parties hereunder are subject to written approval of Landlord's lender, and that this Lease is not binding upon either Landlord or Tenant unless Landlord receives such written approval from Landlord's lender. Landlord will advise Tenant promptly upon its receipt of approval or disapproval from Landlord's lender. In the event Tenant has not been notified within five (5) days of lease execution of lender's consent, the lease will be deemed by Landlord and Tenant to have been approved by Lender.

     40. Final and Entire Agreement. This Lease contains the final and entire agreement between the parties hereto, and neither they nor their agents shall be bound by any terms, conditions or representations not herein written.

     41. Tenant Representative. The name, address and telephone number of Tenant's representative to be contacted in event of
emergency:   Andrew Moriarity, George Harris

     42.   Additional Rent.
          All sums of money required to be paid by Tenant to Landlord pursuant to the terms of this Lease, unless otherwise specified herein, shall be considered additional rent and shall be collectible by Landlord as additional rent, in accordance with the terms of this Lease. Nothing herein contained shall be deemed to suspend or delay the payment of any amount of money or charge at the time the same becomes due and payable hereunder or to limit any other remedy of Landlord.

     43.  Landlord's Work.
          The Tenant space is to be provided in an "as-is" condition except for the following items to be performed by Landlord at Landlord's cost:
          A. Replace existing dock doors that are in poor condition.
          B.  Install sixteen (16) new dock doors.
          C. Remove the existing office with the exception of what is shown on the attached plan.
          D. Install a security fence around the entire property with a card accessed gate for access after dark.
          E.  Clean and seal the warehouse floor.


          AS WITNESS the hands and seals of the parties hereto the date and year first above written.
WITNESS:                         LEROY M. MERRITT
                         BY: THE MERRITT OPERATIONS CORPORATION,
                              AGENT


__________________________         __________________________(SEAL)


                                            LANDLORD


WITNESS:                           ACE HARDWARE CORPORATION


__________________________         __________________________(SEAL)


                                            TENANT



RENEWAL OPTION RIDER TO LEASE BETWEEN LEROY M. MERRITT, LANDLORD AND ACE HARDWARE CORPORATION, TENANT. THE FOLLOWING NEW SECTION 44 IS
HEREBY ADDED TO THE ATTACHED LEASE:

     44.  Renewal Options.
             If Tenant is not then in default under this Lease or any of the provisions hereof, Tenant may extend the term of this Lease for one (1) additional successive period of two (2) years each, by notifying Landlord in writing of its intention to do so at least one hundred eighty (180) days prior to the expiration of the then current term. Each such renewal term shall be under the same terms and conditions as are herein set forth except that the annual rental for each succeeding renewal term shall be as follows:
               (a) REDACTED Dollars payable in equal monthly installments of REDACTED Dollars.
          All said rental shall be payable in advance in equal monthly installments on the 1st day of each month during said renewal term, without setoff or deduction.
There shall be no additional right to renew or extend this Lease except as provided herein. AS WITNESS the hands and seals of the parties hereto simultaneously with the execution of the attached Lease.

WITNESS:          LEROY M. MERRITT
BY: THE MERRITT OPERATIONS CORPORATION, AGENT

________________________

BY:______________________(SEAL)

TITLE:______________________
Landlord

WITNESS:          ACE HARDWARE CORPORATION

________________________

BY:______________________(SEAL)

TITLE:______________________
Tenant


                 TABLE OF CONTENTS FOR LEASE BETWEEN



                  LEROY M. MERRITT, LANDLORD

               AND ACE HARDWARE CORPORATION, TENANT.


1.   Payment of Rental                 1

2.   Use                               2

3.   Utilities                         2

4.   Compliance with Laws              2

5.   Assignment and Subletting         3

6.   Loading Capacity                  4

7.   Increase in Landlord's
     Insurance Rates                   4

8.   Insurance - Indemnity             5

9.   Alterations                       8

10.  Ownership of Alterations          9

11.  Repairs and Maintenance           9

12.  Tax and Insurance Escalation     11

13.  Default                          12

14.  Damage or Destruction            15

15.  Possession                       16

16.  Exterior of Premises - Signs     16

17.  Relocation                       17

18.  For Rent/Sale Signs              17

19.  Water and Other Damage           17

20.  Right of Entry                   18

21.  Termination of Term              18

22.  Condemnation                     18

23.  Subordination                    20

24.  Landlord's Right to Perform
     Tenant's Covenants               20

25.  Attornment                       20

26.  Non-Waiver of Future
     Enforcement                      22

27.  Personal Property Taxes          22

28.  Recordation of Lease             22

29.  Notices                          23

30.  Waiver of Jury Trial             23

31.  Severability                     24

32.  Non-Waiver                       24

33.  Successors and Assigns           24

34.  Security Deposit                 25

35.  Notices to Mortgagee             26

36.  Estoppel Certificate             27

37.  Environmental Provisions         27

38.  Captions                         29

39.  Lender's Approval                29

40.  Final and Entire Agreement       29

41.  Tenant Representative            29

42.  Additional Rent                  29

43.  Landlord's Work                  30

44.  Renewal Options                  31

   THIS FIRST AMENDATORY LEASE AGREEMENT made this 21st day of
February, 1995, by and between LEROY M. MERRITT, (hereinafter called "Landlord") and ACE HARDWARE CORPORATION, (hereinafter called "Tenant").

                           EXPLANATORY STATEMENT

           By lease (hereinafter called the "Lease") dated February
9, 1995, Landlord leased to Tenant, and the latter rented from the former, certain premises within the building known as 2601-2653
Merchant Drive, Baltimore, MD  21230. The parties desire to amend
the Lease as hereinafter set forth.   NOW, THEREFORE, AND IN
CONSIDERATION of the mutual covenants and agreement herein contained, the parties hereto hereby covenant and agree as follows: 1. Tenant will hereby lease an additional 30,150 square feet located at 2626
West Patapsco Avenue for a period of two (2) months, commencing
February 17, 1995. 2. The rent for the premises will be REDACTED Dollars per month. 3. Except as herein provided, the Lease shall remain unchanged and in full force and effect.

          IN WITNESSETH WHEREOF, the parties hereto have executed the within Amendatory Lease Agreement as of the day and year first above written.

WITNESS:   ACE HARDWARE CORPORATION

________________________


BY:____________________                    (SEAL)
Tenant


ATTEST:     LEROY M. MERRITT
BY:  MERRITT OPERATIONS CORPORATION, AGENT

________________________


BY:____________________                    (SEAL)
Landlord


                     SECOND AMENDATORY LEASE AGREEMENT

THIS SECOND AMENDATORY LEASE AGREEMENT, made this      day of
              , 1995, by and between LEROY M. MERRITT ("Landlord"), and ACE HARDWARE CORPORATION ("Tenant"). EXPLANATORY STATEMENT By Lease dated February 9, 1995, Landlord leased to Tenant, and Tenant rented from Landlord, certain premises within the building known as 2601-2653 Merchant Drive, Baltimore, Maryland 21230, which premises are more specifically set forth in Exhibit A to said February 9, 1995 Lease (the "Premises");

By First Amendatory Lease Agreement, dated February 21, 1995, Landlord and Tenant amended the terms and conditions of the February 9, 1995 Lease, as more specifically set forth in said First Amendatory Lease Agreement (the February 9, 1995 Lease and the First Amendatory Lease Agreement are hereinafter collectively referred to as the "Lease");

The parties hereto desire to modify the Lease as hereinafter set forth.

NOW, THEREFORE, in consideration of the covenants and agreements herein contained, of the good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:


     1. Alteration to Premises. Upon the full execution of this Agreement, Landlord shall, at Landlord's expense, install twenty-one (21) edges of docks and twenty-one (21) dock seals at and upon the Premises, at a total cost of REDACTED Dollars.

     2. Additional Dock Rental. Commencing August 1, 1995, and on the first day of the succeeding thirty-one (31) remaining months of the term of the Lease, Tenant shall pay to Landlord, in addition to all Rent and Additional Rent to be paid by Tenant to Landlord pursuant to the terms and conditions of the Lease, an Additional Dock Rental payment of REDACTED Dollars.

     3. Except as herein provided, all terms and conditions of the Lease shall remain unchanged and in full force and effect.
                         [SIGNATURES ON NEXT PAGE]

     IN WITNESS WHEREOF, the parties have executed this Second
Amendatory Lease Agreement under seal as of the day and year first written above.


WITNESS/ATTEST:

LEROY M. MERRITT

By: Merritt Operations Corporation, Agent

________________________________

By:_____________________________                 (SEAL)


LANDLORD


ACE HARDWARE CORPORATION


________________________________

By:_____________________________                 (SEAL)



TENANT